EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       Contact: Claire M. Chadwick, CFO
                                                     973-669-7366, ext. 267

                    PENNFED FINANCIAL SERVICES, INC. REPORTS
                    ----------------------------------------
                        INCREASED FIRST QUARTER EARNINGS
                        --------------------------------

      WEST ORANGE, NJ, October 28, 2005 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $2.1 billion holding company for New Jersey-based Penn Federal Savings Bank, announced earnings for its first fiscal quarter ended September 30, 2005. Actual reported earnings for the quarter ended September 30, 2005 were $0.30 per diluted share compared to $0.27 of reported earnings for the prior fiscal year quarter.

      Certain information provided in this press release excludes income and expense items which management believes should be excluded in order to provide investors with a clear understanding of the results of the Company's normal business operations. These items, which are included in the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) but which are excluded from adjusted results, are described below and in the reconciliation tables following this press release.

      The September 2005 quarter included the effects of a prepayment premium received on a commercial loan, the payment of a penalty associated with the prepayment of certain advances from the Federal Home Loan Bank (FHLB) of New York, the acceleration of depreciation on branch automation software and an


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PennFed 1Q-2006
Page 2

increase in the Company's obligation under certain long-term benefit plans. Excluding these items, earnings for the September 2005 quarter would have been 27 cents per diluted share.

      For the current quarter, net interest margin was 2.05% compared to 2.14% and 2.38% for the three months ended June 30, 2005 and September 30, 2004, respectively. "PennFed, like most of the banking community, is experiencing margin compression caused by a persistently flat yield curve and very strong competitive pricing," said Joseph L. LaMonica, PennFed's President and Chief Executive Officer.

      Service charge income for the quarter ended September 30, 2005 amounted to $3.5 million and included a $2.7 million prepayment premium on a commercial loan, resulting from the payoff of one of the Company's largest commercial loans.

      During the quarter ended September 30, 2005, the Company incurred a $1.35 million penalty in connection with the prepayment of $35 million of FHLB advances that had an average rate of 5.95% and an average remaining maturity of 28 months. These advances were replaced with $35 million of FHLB advances with an average rate of 4.20% and an average maturity of 43 months.

      "With the negative impact on earnings from a lower net interest margin, asset quality and expense management will continue to be priorities," said LaMonica. Asset quality during the quarter remained strong. Non-performing assets totaled $2.5 million, or 0.12% of total assets at September 30, 2005. Non-interest expense for the quarter was impacted by $372,000 of additional depreciation expense related to branch automation software that is no longer being


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PennFed 1Q-2006
Page 3

used and a $259,000 increase in the Company's obligation under certain long-term benefit plans. Excluding these two items and the FHLB prepayment penalty, the Company's current quarter non-interest expense ratio was strong at 1.11%, compared to 1.26% for the three months ended September 30, 2004.

      Total assets at September 30, 2005 of $2.124 billion reflected growth of approximately 4%, or 14% annualized, from June 30, 2005. Growth in net loans receivable was over 4%, or 17% annualized. Total loan production of $157 million for the September 2005 quarter continued to be strong.

      LaMonica noted that, "Despite experiencing strong competitive deposit pricing pressure, deposit balances grew." Deposits totaled $1.364 billion at September 30, 2005 compared to $1.339 billion at June 30, 2005. While the Company continues to see declines in savings account balances as customers move "parked" funds to other higher yielding alternatives, checking and money market balances increased by over 7% since June 30, 2005.

      During the three months ended September 30, 2005, the Company repurchased 70,600 shares of common stock for a total cost of $1.4 million. Stock repurchases continue to be utilized as a means of managing capital.

      PennFed stockholders of record as of November 11, 2005 will be paid a cash dividend of $0.07 per share on November 25, 2005. The Company's dividend policy will continue to be reviewed on a regular basis.

      Penn Federal Savings Bank maintains 25 New Jersey branch offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.


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PennFed 1Q-2006
Page 4

      This release contains forward-looking statements that are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company's market area, the relationship of short-term interest rates to long-term interest rates, competition and terrorist acts that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

                                       ###
                           NOTE: SEE FINANCIAL TABLES


                                     PennFed Financial Services, Inc.
                              (Holding Company for Penn Federal Savings Bank)
                                Selected Consolidated Financial Information
                             (dollars in thousands, except per share amounts)

                                                          September 30,     June 30,      September 30,
                                                              2005            2005            2004
                                                          -----------     -----------     -----------
Selected Financial Condition Data:
     Cash and cash equivalents                            $    17,838     $    15,220     $    13,390
     Investments, net                                         425,412         410,509         425,086
     Mortgage-backed securities, net                           73,270          78,201          93,025
     Loans held for sale                                          937           4,826               0
     Loans receivable:
          One- to four-family mortgage loans                1,195,924       1,143,663       1,065,001
          Commercial and multi-family real estate loans       165,882         169,765         170,566
          Consumer loans                                      156,894         144,423         119,272
          Allowance for loan losses                            (5,916)         (6,050)         (6,070)
          Other, net                                            9,410           8,853           7,812
                                                          -----------     -----------     -----------
     Loans receivable, net                                  1,522,194       1,460,654       1,356,581

     FHLB stock                                                24,586          22,391          22,123
     Other intangible assets                                        0               0             907
     Other assets                                              59,450          58,750          51,140
                                                          -----------     -----------     -----------
     Total assets                                         $ 2,123,687     $ 2,050,551     $ 1,962,252
                                                          ===========     ===========     ===========

     Deposits:
          Checking and money market                       $   243,457     $   227,031     $   167,624
          Savings                                             360,488         385,360         433,382
          Certificates of deposit and accrued interest        760,057         727,100         635,224
                                                          -----------     -----------     -----------
     Total deposits                                         1,364,002       1,339,491       1,236,230

     FHLB advances                                            425,465         415,465         425,465
     Other borrowings                                         148,134         107,952         121,747
     Junior subordinated debentures                            42,093          42,082          42,048
     Other liabilities                                         18,123          21,507          13,914
     Stockholders' equity                                     125,870 (a)     124,054         122,848
                                                          -----------     -----------     -----------
     Total liabilities and stockholders' equity           $ 2,123,687     $ 2,050,551     $ 1,962,252
                                                          ===========     ===========     ===========

     Book value per share                                 $      9.53     $      9.34     $      8.92

     Equity to assets                                            5.93%           6.05%           6.26%

Asset Quality Data:
     Non-performing loans                                 $     1,998     $     2,619     $     1,659
     Real estate owned, net                                       477               0             473
                                                          -----------     -----------     -----------
     Total non-performing assets                          $     2,475     $     2,619     $     2,132
                                                          ===========     ===========     ===========

     Non-performing loans to total loans                         0.13%           0.18%           0.12%
     Non-performing assets to total assets                       0.12%           0.13%           0.11%
     Allowance for loan losses to non-performing loans         296.10%         231.00%         365.88%
     Allowance for loan losses to total gross loans              0.39%           0.41%           0.45%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                8.02%           8.28%           8.58%
     Core capital ratio (requirement - 4.00%)                    8.02%           8.28%           8.58%
     Risk-based capital ratio (requirement - 8.00%)             15.39%          15.84%          16.75%


(a)   Common  shares  outstanding  as of September  30, 2005 totaled  13,211,256 shares.


                                               PennFed Financial Services, Inc.
                                       (Holding Company for Penn Federal Savings Bank)
                                         Selected Consolidated Financial Information
                                       (dollars in thousands, except per share amounts)

                                                                               For the three months ended
                                                       --------------------------------------------------------------------------
                                                         Sep. 30,        Jun. 30,        Mar. 31,       Dec. 31,       Sep. 30,
                                                           2005            2005            2005           2004           2004
                                                       ------------    ------------    ------------   ------------   ------------
Selected Operating Data:
   Interest and dividend income                        $     27,683    $     26,751    $     26,167   $     25,999   $     25,805
   Interest expense                                          17,491          16,290          15,300         15,060         14,734
                                                       ------------    ------------    ------------   ------------   ------------
        Net interest and dividend income                     10,192          10,461          10,867         10,939         11,071
   Provision for loan losses                                      0               0               0              0              0
                                                       ------------    ------------    ------------   ------------   ------------
   Net interest and dividend income
        after provision for loan losses                      10,192          10,461          10,867         10,939         11,071
   Non-interest income:
        Service charges                                       3,470             800             703            867            726
        Net gain (loss) from real estate operations              (3)             (1)              0            157              0
        Net gain on sales of loans                              122             128             172             70             24
        Income on BOLI                                          216             224             217            121            128
        Other                                                   181             146             152            140            222
                                                       ------------    ------------    ------------   ------------   ------------
        Total non-interest income                             3,986           1,297           1,244          1,355          1,100
   Non-interest expenses:
        Compensation & employee benefits                      3,259           2,856           3,135          3,079          3,193
        Net occupancy expense                                   585             578             643            559            539
        Equipment                                               971             546             516            543            535
        Advertising                                             134             170             155            227            167
        Amortization of intangible assets                         0               0             454            454            453
        Federal deposit insurance premium                        42              44              44             43             41
        Extinguishment of debt                                1,351               0               0              0              0
        Other                                                 1,411           1,534           1,196          1,276          1,191
                                                       ------------    ------------    ------------   ------------   ------------
        Total non-interest expenses                           7,753           5,728           6,143          6,181          6,119
                                                       ------------    ------------    ------------   ------------   ------------
   Income before income taxes                                 6,425           6,030           5,968          6,113          6,052
   Income tax expense                                         2,293           2,158           2,114          2,133          2,264
                                                       ------------    ------------    ------------   ------------   ------------
   Net income                                          $      4,132    $      3,872    $      3,854   $      3,980   $      3,788
                                                       ============    ============    ============   ============   ============

   Weighted avg. no. of diluted common shares            13,700,349      13,742,337      13,959,738     14,114,728     14,195,722
   Diluted earnings per common share                   $       0.30    $       0.28    $       0.28   $       0.28   $       0.27

   Return on average common equity                            13.12%          12.50%          12.44%         12.97%         12.63%

   Return on average assets                                    0.79%           0.76%           0.78%          0.81%          0.78%

   Average total assets                                $  2,087,261    $  2,029,268    $  1,985,274   $  1,966,796   $  1,943,022

   Average earning assets                              $  2,017,484    $  1,959,481    $  1,913,274   $  1,901,002   $  1,881,110

   Yield on average interest-earning assets                    5.47%           5.46%           5.48%          5.45%          5.47%
   Cost of average interest-bearing liabilities                3.55%           3.44%           3.34%          3.25%          3.22%
                                                       ------------    ------------    ------------   ------------   ------------
   Net interest rate spread                                    1.92%           2.02%           2.14%          2.20%          2.25%
                                                       ============    ============    ============   ============   ============

   Net interest margin                                         2.05%           2.14%           2.26%          2.33%          2.38%

   Non-interest exp. as a % of avg. assets                     1.49%           1.13%           1.24%          1.26%          1.26%
   Efficiency ratio                                           54.67%          48.71%          46.97%         47.19%         46.55%

   Loan originations and purchases:
        One- to four-family mortgage loans             $    118,229    $    107,521    $     63,610   $     55,899   $    123,244
        Commercial and multi-family real estate loans         8,315           8,470           8,110         16,217          5,815
        Consumer loans                                       30,470          29,301          23,681         20,121         17,705
                                                       ------------    ------------    ------------   ------------   ------------
        Total loan originations and purchases          $    157,014    $    145,292    $     95,401   $     92,237   $    146,764
                                                       ============    ============    ============   ============   ============

                                                   PennFed Financial Services, Inc.
                                           (Holding Company for Penn Federal Savings Bank)
                                             Selected Consolidated Financial Information
                                           (dollars in thousands, except per share amounts)


                                                CALCULATION OF ADJUSTED NET INCOME
                                                ----------------------------------

                                                                               For the three months ended
                                                   ------------------------------------------------------------------------------
                                                     Sep. 30,         Jun. 30,         Mar. 31,        Dec. 31,        Sep. 30,
                                                       2005             2005             2005            2004            2004
                                                   ------------     ------------     ------------    ------------    ------------
Reported net income                                $      4,132     $      3,872     $      3,854    $      3,980    $      3,788

Adjustments:
     Commercial loan prepayment premium                  (2,688)               0                0               0               0

     Prepayment penalty on FHLB advances                  1,351                0                0               0               0

     Acceleration of depreciation on branch
       automation system software                           372                0                0               0               0

     Increase in obligation under certain
       long-term benefit plans                              259                0                0               0               0

     Additional Sarbanes Oxley compliance  costs              0              208                0               0               0

     Tax effect                                             247              (73)               0               0               0
                                                   ------------     ------------     ------------    ------------    ------------
     Adjustments, net of taxes                             (459)             135                0               0               0

                                                   ------------     ------------     ------------    ------------    ------------
"Adjusted" net income                              $      3,673     $      4,007     $      3,854    $      3,980    $      3,788
                                                   ============     ============     ============    ============    ============

Weighted avg. no. of diluted common shares           13,700,349       13,742,337       13,959,738      14,114,728      14,195,722
Diluted earnings per common share                  $       0.27     $       0.29     $       0.28    $       0.28    $       0.27

Return on average common equity                           11.66%           12.93%           12.44%          12.97%          12.63%

Return on average assets                                   0.70%            0.79%            0.78%           0.81%           0.78%

Non-interest exp. as a % of avg. assets                    1.11%            1.09%            1.24%           1.26%           1.26%
Efficiency ratio                                          50.21%           46.94%           46.97%          47.19%          46.55%
